UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2005

TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26580 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement	1
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	2
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	3
Item 9.01	Financial Statements and Exhibits	4
Exhibit 3.1
Exhibit 10.1
Exhibit 10.2

i

Item 1.01  Entry into a Material Definitive Agreement

     Employment Offer Letter Agreement with William Everett

     On April 7, 2005, Tekelec (the “Company”) entered into an employment offer letter agreement with William Everett in connection with Mr. Everett’s appointment as Senior Vice President and Chief Financial Officer of the Company as of that date. Mr. Everett’s appointment is discussed below in Item 5.02 of this Current Report on Form 8-K. The letter agreement supplements the employment offer letter agreement, effective as of October 14, 2004, which was entered into between the Company and Mr. Everett in connection with the commencement of his employment with the Company in October 2004.

     Pursuant to the letter agreement, Mr. Everett will receive an annual base salary of $300,000 and will participate in the Company’s 2005 Officer Bonus Plan under which he will be eligible to receive, in accordance with the terms of the Plan, (i) maximum quarterly cash bonuses of from 56.0% to 67.2% of his quarterly base salary during 2005 based on the Company’s achievement of certain pre-established financial performance goals and (ii) an additional cash bonus equal to 14% of his annual base salary if he achieves certain pre-established individual objectives. As contemplated by the letter agreement, Mr. Everett was also granted restricted stock units (“RSUs”) under the Company’s Amended and Restated 2003 Stock Option Plan covering a total of 50,000 shares of the Company’s Common Stock. The RSUs will vest, and the shares of Common Stock as to which the RSUs vest will automatically be issued, to the extent of 12,500 shares on April 7, 2006 and as to the remaining 37,500 shares in 12 equal quarterly installments as long as Mr. Everett remains an employee of the Company. Tekelec has also agreed to reimburse Mr. Everett for certain relocation and related expenses in the maximum aggregate amount of $60,000 and to arrange for the purchase of his current residence by a third party buyer that assists in employee relocations.

     The foregoing description of the employment offer letter agreement between the Company and Mr. Everett is qualified in its entirely by reference to the copy of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

     Indemnification Agreements with Directors and Executive Officers

     On April 7, 2005, the Company adopted a form of indemnification agreement which has been or is expected to be entered into between the Company and each of its current directors and executive officers (each an “Indemnitee”).

     The indemnification agreement provides, among other terms, that (i) the Company will indemnify the Indemnitee to the fullest extent permitted by California law against any and all indemnifiable amounts (including, among other amounts, expenses, damages, judgments, fines, penalties and amounts paid in settlement) arising out of or resulting from any threatened, pending or completed legal action or proceeding, whether initiated by a third party or by or in the right of the Company, arising out of or relating to the Indemnitee’s service as a director, officer, employee or other agent of the Company or any other corporation or enterprise for which such person serves at the Company’s request, (ii) the Company will advance expenses to the Indemnitee in advance of the settlement of or final judgment in any such action or proceeding, (iii) the Indemnitee will repay such advanced expenses only if a court shall ultimately determine that the Indemnitee is not entitled to be indemnified by the Company and (iv) the indemnification provided by the indemnification agreement is not exclusive of any other rights to which the Indemnitee may be entitled under the Company’s Restated Articles of Incorporation, Bylaws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law or otherwise. The indemnification agreement also sets forth the terms and conditions that apply in determining whether or not an Indemnitee is entitled to indemnification in any given instance. The indemnification agreements entered into by the Company’s current directors replace and supersede the indemnification agreements that had previously been entered into between the Company and each of its directors.

     The Company’s directors and executive officers who have entered into or are expected to enter into such indemnification agreements effective as of April 7, 2005 are listed below:

Name	Position(s) with the Company
Jean-Claude Asscher	Chairman of the Board
Robert V. Adams	Director
Daniel L. Brenner	Director
Mark A. Floyd	Director
Martin A. Kaplan	Director
Frederick M. Lax	Director, Chief Executive Officer and President
Jon F. Rager	Director
William H. Everett	Senior Vice President and Chief Financial Officer
Richard E. Mace	Executive Vice President, Global Business Group Operations
Lori A. Craven	Executive Vice President, Global Sales, Marketing and Customer Service
Eric Gehl	President and General Manager, Communications Software Solutions Group
Patricia W. Hosek	President and General Manager, Switching Solutions Group
James M. Johnson, Jr.	President and General Manager, Network Signaling Group
Debra May	President and General Manager, IEX Corporation
Ronald W. Buckly	Senior Vice President, Corporate Affairs and General Counsel
David Frankie	Senior Vice President, Operations
Danny L. Parker	Senior Vice President, Corporate Development
Teresa A. Pippin	Senior Vice President, Human Resources
Scott Weidenfeller	Senior Vice President, Global Marketing

     The foregoing description of the indemnification agreements is qualified in its entirely by reference to the copy of the form of the indemnification agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 7, 2005, the Board of Directors of the Company appointed William Everett as the Senior Vice President and Chief Financial Officer of the Company. In that role, Mr. Everett serves as the principal financial and accounting officer of the Company. Mr. Everett originally joined the Company as Vice President, Product Marketing of the Communications Software Solutions Group when the Company acquired Steleus Group Inc. (“Steleus Group”) in October 2004. From October 2001 until October 2004, Mr. Everett served as Executive Vice President and Chief Financial Officer of Steleus Group and from time to time held senior management positions with certain of its operating subsidiaries. From 1999 until October 2001, Mr. Everett served as Chief Executive Officer of Maps a la Carte, Inc., a digital mapping photograph company he co-founded. Mr. Everett is 54 years old.

     The employment offer letter agreement entered into between Mr. Everett and the Company is described in Item 1.01 of this Current Report on Form 8-K. There were no other arrangements or understandings between Mr. Everett and any other persons pursuant to which Mr. Everett was appointed as an executive officer of the Company, and there are no related party transactions between the Company and Mr. Everett that are required to be disclosed under Item 404(a) of Regulation S-K.

     On April 7, 2005, the Board of Directors of the Company appointed Lori Craven as the Company’s Executive Vice President, Global Sales, Marketing and Customer Service. At that time, Mr. Craven ceased to serve as the Company’s Executive Vice President and Chief Operating Officer, a position she had held from March 2004 until April 2005.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On April 7, 2005 and pursuant to the authority provided by the Company’s Restated Articles of Incorporation, the Company’s Board of Directors amended Section 6.4 of Article VI of the Company’s Bylaws to require the Company to indemnify the Company’s directors and executive officers to the maximum extent permitted under California law against certain liabilities that may arise as a result of their serving as a director, officer, employee or other agent of the Company or any other corporation or enterprise for which such person serves at the Company’s request. The amended Bylaws also require that the Company advance related expenses to such persons prior to the final disposition of any such matter, subject to a repayment obligation in the event that a court ultimately determines that they are not entitled to be paid such expenses. Prior to the amendment, the Bylaws required the Company to provide indemnification and to advance related expenses to the Company’s directors, but not the Company’s executive officers, to the maximum extent and in the manner permitted under California law, subject to certain exceptions. Prior to the amendment, the Company was permitted, but not required, to provide indemnification and to advance related expenses to the Company’s executive officers to the maximum extent and in the manner permitted under California law.

          Section 6.4 of the Bylaws also provides that the indemnification rights under the Bylaws are not exclusive of any other rights that an individual may have under any agreement, vote of shareholders or disinterested directors or otherwise, to the extent that such additional rights to indemnification are authorized in the Company’s Restated Articles of Incorporation. Article V of the Company’s Restated Articles of Incorporation currently authorizes the Company to provide for indemnification of its directors, executive officers, employees and other agents for breach of duty to the Company and its shareholders, through bylaw provisions or through agreements with such individuals, or both, in excess of the indemnification otherwise permitted by the California General Corporation Law, subject to certain limits on such excess indemnification which are imposed by the California General Corporation Law. Pursuant to the authority provided by the Company’s Restated Articles of Incorporation, on April 7, 2005 the Board of Directors also approved a form of indemnification agreement to be entered into between the Company and each of its current directors and executive officers. The indemnification agreement is described above in Item 1.01 of this Current Report on Form 8-K.

     The foregoing description of Section 6.4 of the Company’s Bylaws, as amended, is qualified in its entirety by reference to the copy of the amendment to the Bylaws which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

     (c) Exhibits

           The following exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amendment to the Company’s Bylaws effective April 7, 2005

10.1	Employment Offer Letter Agreement dated April 7, 2005 between the Company and William Everett, together with employment offer letter agreement effective as of October 14, 2004 between the Company and Mr. Everett

10.2	Form of Indemnification Agreement between the Company and each of its directors and executive officers

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: April 13, 2005	By:	/s/ Frederick M. Lax

Frederick M. Lax
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Company’s Bylaws effective April 7, 2005

10.1	Employment Offer Letter Agreement dated April 7, 2005 between the Company and William Everett, together with employment offer letter agreement effective as of October 14, 2004 between the Company and Mr. Everett

10.2	Form of Indemnification Agreement between the Company and each of its directors and executive officers